Exhibit 99.1

BioSolar Extends Research Program with North Carolina A&T State University

Further development will focus on an additive to significantly improve performance of silicon anodes for next generation lithium-ion batteries

Santa Clarita, CA – September 13, 2017 –BioSolar, Inc. (OTCQB:BSRC)(“BioSolar” or the “Company”), a developer of breakthrough energy storage technology and materials, today announced the Company has extended the funding of a sponsored research program at the North Carolina Agricultural and Technical State University to support the next phase of its silicon anode material technology development.

BioSolar’s research program with North Carolina Agricultural and Technical State University initially began in September 2016 with a focus on low cost and high performance materials for next generation lithium-ion batteries. Dr. Sung-Jin Cho - assistant professor in the Nanoengineering Department who is internationally recognized in the field of lithium-ion battery development – will continue to be the lead investigator of the sponsored research. Dr. Cho also serves as Director of the Nano Energy Laboratory, a role he has held since August 2014. This extension funds the research program for another 12 months, until September 2018.

The Company recently announced the development of an additive material made out of highly ionic silicon-lithium nanocomposites that improves the battery’s first cycle efficiency, capacity retention for long-term cycling, and power capability at different current rates. The Company believes that its proprietary additive has the potential to improve all types of silicon anode materials such as Si carbon composite, Si oxide type, and Si alloys.

BioSolar’s focus on silicon anode material development represents a high growth opportunity within the global lithium-ion battery market, one that is expected to exceed $77 billion by 2024, according to a report by Transparency Market Research. This growth is fueled by rapid adoption of everyday products powered by lithium-ion batteries, such as electric vehicles and portable electronics.

“We are pleased to extend the agreement to fund the sponsored research program at North Carolina Agricultural and Technical State University,” said Dr. David Lee, CEO of BioSolar. “The recent technological milestones have generated feedback that clearly demonstrates the substantial market potential for our product. By extending our partnership with the University, we maintain the continuity that we believe will spur development, and ultimately, create revenue.”

About BioSolar, Inc.

BioSolar is developing a breakthrough technology to increase the storage capacity, lower the cost and extend the life of lithium-ion batteries. A battery contains two major parts, a cathode and an anode, that function together as the positive and negative sides. BioSolar initially focused its development effort on high capacity cathode materials since most of today’s Li-ion batteries are “cathode limited.” With the goal of creating the company’s next generation super battery technology, BioSolar is currently investigating high capacity anode materials recognizing the fact that the overall battery capacity is determined by combination of both cathode and anode. By integrating BioSolar’s high capacity cathode or anode, battery manufacturers will be able to create a super lithium-ion battery that can double the range of a Tesla, power an iPhone for two days straight, or store daytime solar energy for nighttime use. Founded with the vision of developing breakthrough energy technologies, BioSolar’s previous successes include the world’s first UL approved bio-based back sheet for use in solar panels.

To learn more about BioSolar, please visit our website at http://www.biosolar.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONTACT INFORMATION

Investor Relations Contact:
Tom Becker
BioSolar, Inc.
ir@biosolar.com
(877) 904-3733

For Media Inquiries:
Eric Fischgrund
FischTank Marketing and PR
eric@fischtankpr.com